                                                                    EXHIBIT 10.4

                                                               EXECUTION VERSION






                         ADMINISTRATIVE AGENCY AGREEMENT



                                     between



                         LEASE INVESTMENT FLIGHT TRUST,
                                  as the Issuer



                   THE ISSUER SUBSIDIARIES IDENTIFIED HEREIN,



                              BANKERS TRUST COMPANY
             in its capacity as the Trustee and the Security Trustee



                                       and



                    PHOENIX AMERICAN FINANCIAL SERVICES, INC.
                           as the Administrative Agent



                            Dated as of June 26, 2001



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                                Table of Contents

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                                                                                               Page
                                                                                               ----
ARTICLE I DEFINITIONS...........................................................................1

         Section 1.01      Definitions..........................................................1

ARTICLE II APPOINTMENT; ADMINISTRATIVE SERVICES.................................................4

         Section 2.01      Appointment..........................................................4

         Section 2.02      Limitations..........................................................5

         Section 2.03      Administrative Services..............................................6

         Section 2.04      Bank Account Management and Calculation Services....................11

         Section 2.05      Accounting Services.................................................14

         Section 2.06      Additional Administrative Services..................................16

         Section 2.07      Additional Aircraft.................................................17

         Section 2.08      New Subsidiaries....................................................17

         Section 2.09      The Issuer Group Responsibility.....................................17

ARTICLE III STANDARD OF PERFORMANCE; LIABILITY AND INDEMNITY...................................17

         Section 3.01      Standard of Performance.............................................17

         Section 3.02      Liability and Indemnity.............................................18

ARTICLE IV ADMINISTRATIVE AGENT UNDERTAKINGS...................................................20

         Section 4.01      Administrative Agent Undertakings...................................20

ARTICLE V UNDERTAKINGS OF THE ISSUER GROUP.....................................................22

         Section 5.01      Cooperation.........................................................22

         Section 5.02      Information.........................................................22

         Section 5.03      Scope of Services...................................................22

         Section 5.04      Ratification........................................................23

         Section 5.05      Covenants...........................................................23


                                       i

         Section 5.06      Ratification by Subsidiaries........................................24

ARTICLE VI ADMINISTRATION FEES AND EXPENSES....................................................24

         Section 6.01      Administration Fees.................................................24

         Section 6.02      Expenses............................................................25

         Section 6.03      Payment of Expenses.................................................25

ARTICLE VII TERM; REPLACEMENT OF OR RESIGNATION BY THE ADMINISTRATIVE AGENT....................26

         Section 7.01      Term................................................................26

         Section 7.02      Replacement or Resignation..........................................26

         Section 7.03      Consequences of Replacement or Resignation..........................27

         Section 7.04      Survival............................................................28

ARTICLE VIII ASSIGNMENT AND DELEGATION.........................................................28

         Section 8.01      Assignment and Delegation...........................................28

ARTICLE IX MISCELLANEOUS.......................................................................28

         Section 9.01      Notices.............................................................28

         Section 9.02      Governing Law.......................................................30

         Section 9.03      Jurisdiction........................................................30

         Section 9.04      WAIVER OF JURY TRIAL................................................30

         Section 9.05      Counterparts; Third Party Beneficiaries.............................30

         Section 9.06      Entire Agreement....................................................31

         Section 9.07      Table of Contents; Headings.........................................31

         Section 9.08      Amendments..........................................................31

         Section 9.09      No Partnership......................................................31

         Section 9.10      Concerning the Security Trustee and the Trustee.....................31

         Section 9.11      Restrictions on Disclosure..........................................32

                                       ii

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SCHEDULES

SCHEDULE 1  -  Accounts

SCHEDULE 2  -  Issuer Group Services Power of Attorney


      THIS ADMINISTRATIVE AGENCY AGREEMENT (this "Agreement") dated as of June 26, 2001, is made between LEASE INVESTMENT FLIGHT Trust (the "Issuer"), a Delaware business trust, each ISSUER SUBSIDIARY signatory to this Agreement or that becomes a party under Section 5.06 hereof (collectively with the Issuer, the "Issuer Group"), Bankers Trust Company, a New York banking corporation, not in its individual capacity but solely as the trustee under the Indenture and as the security trustee under the Security Trust Agreement, and PHOENIX AMERICAN FINANCIAL SERVICES, INC., a California corporation.

      For the consideration set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Administrative Agent, the Trustee, the Security Trustee, the Issuer and the other Issuer Group Members agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      Section 1.01 DEFINITIONS. For purposes of this Agreement, the following terms have the following meanings. Unless otherwise defined herein, all capitalized terms used but not defined herein have the meanings assigned to such terms in the Indenture.

      "Administrative Agent" means the Person, at the time of determination, appointed as the Administrative Agent under this Agreement. The initial Administrative Agent for both the Issuer Group Services and the Bank Account Management Services is Phoenix American Financial Services, Inc. If at any time a different person is appointed as the Administrative Agent for the Issuer Group Services and as the Administrative Agent for the Bank Account Management Services, the term "Administrative Agent" shall apply to both or one such Person as applicable.

      "Administrative Fee" has the meaning assigned to such term in Section 6.01 hereof.

      "Administrative Services" has the meaning assigned to such terms in
Section 2.01 hereof.

      "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified; provided, however, that the Issuer, the other Issuer Group Members, the Trustee, the Security Trustee and the Administrative Agent shall not be considered to be Affiliates of each other.

      "After-Tax Basis" means on a basis such that any payment received, deemed to have been received or receivable by any Person shall, if necessary, be supplemented by a further payment to that Person so that the sum of the two payments shall, after deduction of all U.S. federal, state, local and foreign Taxes, penalties, fines, interest, additions to Tax and other charges resulting from the receipt (actual or constructive) or accrual of such payments imposed by or under any U.S. federal, state, local or foreign law or Governmental Authority (after taking into account any current deduction to which such Person shall be entitled with respect to the amount that gave rise to the underlying payment) be equal to the payment received, deemed to have been received or receivable.

      "Aircraft Asset Expenses Budget" has the meaning assigned to such term in
Section 7.03(a)(i) of the Servicing Agreement.

      "Aircraft Assets" has the meaning assigned to such term in the Servicing Agreement.

      "Annual Appraised Value" means initially the average Base Value of an Aircraft at the time acquired by an Issuer Group Member and thereafter as determined annually by the Appraisers.

      "Approved Budget" has the meaning assigned to such term in Section 7.03(d) of the Servicing Agreement.

      "Bank Account Management Services" has the meaning assigned to such term in Section 2.01 hereof.

      "Capital Markets Advisor" means Credit Suisse First Boston Corporation.

      "Concentration Thresholds" has the meaning assigned to such term in
Section 2.2(a) of Schedule 2.02(a) of the Servicing Agreement.

      "Conflicts Standard" has the meaning assigned to such term in Section 3.02(b) of the Servicing Agreement.

      "Consolidated Quarterly Draft Accounts" has the meaning assigned to such term in Section 2.04(b)(ii) hereof.

      "Consolidating Quarterly Draft Accounts" has the meaning assigned to such term in Section 2.04(b)(iii) hereof.

      "Dollars" or "$" means the lawful currency of the United States of America.

      "Draft Accounts" has the meaning assigned to such term in
Section 2.05(b)(iii) hereof.

      "EU" means the European Union.

      "Fee Period" has the meaning assigned to such term in Section 6.01 hereof.

      "Governmental Authority" means any court, administrative agency or commission or other governmental agency or instrumentality (or any Responsible Officer thereof), domestic, foreign or international, of competent jurisdiction including, without limitation, the EU.


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                                                                               3

      "Indenture" means the Trust Indenture dated as of June 26, 2001, between the Issuer, the Bridge Note Issuer, the Administrative Agent and the Trustee.

      "Issuer Group Services" has the meaning assigned to such term in Section
2.01 hereof.

      "Lease" means any lease or other agreement or arrangement pursuant to which any Person (other than an Issuer Group Member) has the right to possession and use of any Aircraft.

      "Lease Operating Budget" has the meaning assigned to such term in Section 7.03(a)(i) of the Servicing Agreement.

      "Ledgers" has the meaning assigned to such term in Section 2.04(b)(i) hereof.

      "Maintenance Reserves" has the meaning assigned to such term in the Asset Purchase Agreement.

      "Owner Trustee" means the Wilmington Trust Company, as owner trustee of the Issuer.

      "Quarter" means the fiscal quarter of each Issuer Group Member, as applicable.

      "Ratings" means the ratings assigned to the Securities by the Rating Agencies.

      "Reimbursable Expenses" has the meaning assigned to such term in Section 6.02(b) hereof.

      "Schedule 2.02(a)" has the meaning assigned to such term in Section 2.03(k)(viii) hereof.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Service Providers" means the Persons providing services to the Issuer Group, including, without limitation, where the context admits, the Servicer, the Financial Advisor, the Capital Markets Advisor and other Persons performing similar services or advising the Issuer Group.

      "Standard of Care" has the meaning assigned to such term in Section 3.01 of the Servicing Agreement.

      "Standard of Performance" has the meaning assigned to such term in Section
3.01 hereof.

      "Subsidiary" means, with respect to any Person, a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter owned or controlled, directly or indirectly, by such Person, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

      "U.S. Bankruptcy Code" has the meaning assigned to such term in Section 7.02(b)(iii) hereof.

      "Year" has the meaning assigned to such term in the Servicing Agreement.

                                   ARTICLE II

                      APPOINTMENT; ADMINISTRATIVE SERVICES

      Section 2.01 APPOINTMENT. Each Issuer Group Member hereby appoints the Administrative Agent as the provider of the administrative and related services set forth in Section 2.03 hereof, the accounting services set forth in Section
2.05 hereof and the additional administrative services set forth in Sections 2.06, 2.07 and 2.08 hereof (collectively, the "Issuer Group Services") to each Issuer Group Member on the terms and subject to the conditions set forth in this Agreement. Each Issuer Group Member acknowledges that it has assigned its rights, among other things, to administer the Non-Trustee Accounts and it rights and draw upon any Credit Facility to the Security Trustee pursuant to the Security Trust Agreement and that pursuant to this Agreement the Security Trustee has appointed the Administrative Agent its agent to administer the Non-Trustee Accounts and to administer and draw upon any Credit Facility. In the event the Trustee or the Security Trustee receives any notice or instruction from the Administrative Agent with regard to any Issuer Group Services, the Trustee or the Security Trustee, as applicable, may regard such notice or instruction as given by the Issuer or any other Issuer Group Member unless previously notified otherwise in writing by the Issuer.

      (b) The Trustee and the Security Trustee hereby appoint the Administrative Agent as their agent for the purposes of providing the bank account management, calculation and other services set forth in Section 2.04 hereof and in the Indenture and performing the other activities (excluding those under Section 2.03(j) hereof and the provisions of the Indenture referenced in Section 2.03(k)(ii) hereof, the performance of which constitute Issuer Group Services) to be performed by the Administrative Agent under the Indenture (collectively, the "Bank Account Management Services" and, together with the Issuer Group Services, the "Administrative Services") and delegate to the Administrative Agent (except as otherwise specified in the Indenture or the Security Trust Agreement) their respective authority to administer the Accounts and to otherwise perform the Bank Account Management Services on the terms and subject to the conditions set forth in this Agreement. Each of the Trustee and the Security Trustee hereby directs the Administrative Agent, in its capacity as such, to enter into and to perform the Administrative Agent's obligations under the Indenture.

      (c) The Administrative Agent hereby accepts such appointments and agrees to perform the Issuer Group Services on behalf of the Issuer Group Members and the Bank Account Management Services on behalf of the Trustee and the Security Trustee, in each case on the terms and subject to the conditions set forth in this Agreement. Each party agrees that the Administrative Agent, in performing the Bank Account Management Services, is acting exclusively as the agent of the Trustee and the Security Trustee and not in any agency or other capacity on behalf of any Issuer Group Member and that no Issuer Group Member has any right to direct the Administrative Agent with respect to all or any aspect of the Bank Account Management Services.

      (d) The Issuer Group Services do not include any service or matter that is the responsibility of the Servicer under the Servicing Agreement, the Financial Advisor under the Financial Advisory Agreement, the Capital Markets Advisor under the Capital Markets Advisory Letter, the Reference Agent under the Reference Agency Agreement or the company secretaries of any Issuer Group Member.

      (e) The Issuer Group Services do not include any service or matter that falls under the categories of "investment business services" or "investment advice" under the Investment Intermediaries Act, 1995 or any other applicable provision of Irish law that would require such services to be performed by an entity that has obtained prior authorization from the Central Bank of Ireland.

      Section 2.02 LIMITATIONS. (a) The Administrative Agent agrees (with respect to the Issuer Group Services) to comply with the terms of the articles of incorporation, by-laws, trust agreements or similar constituting documents of each Issuer Group Member and all agreements to which any Issuer Group Member is a party (including all Related Documents), provided that copies of such documents and agreements have been delivered to the Administrative Agent and, without prejudice to the foregoing, not to enter into, on behalf of any Issuer Group Member, any commitments, loans or obligations or charge, mortgage, pledge, encumber or otherwise restrict or dispose of the property or assets or expend any funds of any Issuer Group Member save (i) as expressly permitted by the terms of this Agreement or (ii) upon a Controlling Trustees' Resolution. The Administrative Agent (in performing the Bank Account Management Services) agrees to comply with the terms of the Indenture, the Security Trust Agreement and the terms of each relevant Credit Facility).

      (b) In connection with the performance of (i) the Issuer Group Services, the Administrative Agent shall (A) have no responsibility for the failure of any other Person (other than any Person acting as a delegate of the Administrative Agent under this Agreement pursuant to Section 8.01 hereof) providing services directly to the Issuer Group to perform its obligations to the Issuer Group and
(B) in all cases be entitled to rely upon the instructions of the Issuer Group with respect to any Issuer Group Services and upon notices, reports or other communications made by any Person providing services to the Issuer Group (other than any Affiliate of the Administrative Agent) and shall not be responsible for the accuracy or completeness of any such notices, reports or other communications except to the extent that the Administrative Agent has actual notice of any matter to the contrary, (ii) the Bank Account Management Services, the Administrative Agent shall not be responsible for acting upon the instructions of the Trustee or the Security Trustee (as applicable) and (iii) the Administrative Services, the Administrative Agent shall not be obligated to act in any manner that is reasonably likely to (A) violate any Applicable Law,
(B) lead to an investigation by any Governmental

Authority or (C) expose the Administrative Agent to any liabilities for which, in the Administrative Agent's good faith opinion, adequate bond or indemnity has not been provided.

      (c) Subject to the limitations set forth in Section 2.02(a), in connection with the performance of the Issuer Group Services, the Administrative Agent is expressly authorized by the Issuer and each other Issuer Group Member, (i) to engage in and conclude commercial negotiations with the Persons providing services to the Issuer Group, including, without limitation, where the context admits, the Servicer, the Capital Markets Advisor, the Financial Advisor, the Reference Agent and other Persons performing similar services or advising the Issuer Group (the "Service Providers") and with their Responsible Officers, and
(ii) after such consultation, if any, as the Administrative Agent deems necessary under the circumstances, to act on such Issuer Group Member's behalf with regard to any and all matters requiring any action on the part of the Administrative Agent under the Servicing Agreement. The Issuer agrees that it will give the Administrative Agent and the Servicer 60 days prior Written Notice of any limitation or modification of the authority set forth in this Section 2.02(c).

      (d) The Administrative Agent may rely on the advice of any law firm, accounting firm, risk management adviser, tax adviser, insurance adviser, technical adviser, aircraft appraiser or other professional adviser appointed by the Issuer and any Person appointed in good faith by the Administrative Agent and shall not be liable for any claim by any Issuer Group Member to the extent that it was acting in good faith upon the advice of any such persons.

      (e) Notwithstanding the appointment of, and the delegation of authority and responsibility to, the Administrative Agent with respect to the Issuer Group Services, the Issuer and each other Issuer Group Member shall continue to have and exercise through its respective controlling trustees or board real and effective central control and management of all matters related to its ongoing business, operations, assets and liabilities, subject to matters that are expressly the responsibility of the Administrative Agent in accordance with the terms of this Agreement, and each Issuer Group Member shall at all times conduct its separate ongoing business in such a manner as the same shall at all times be readily identifiable from the separate business of the Administrative Agent, and none of the Issuer Group Members is merely lending its name to decisions taken by others.

      Section 2.03 ADMINISTRATIVE SERVICES. The Administrative Agent hereby agrees to perform and provide the following services for each Issuer Group Member and its respective governing bodies:

      (a) administrative services:

            (i) except in such instances in which such preparation and distribution is required to be done by another party by Applicable Law, preparation and distribution, at such time as shall be agreed with the Administrative Agent, of draft trustees or board meeting agendas and any other papers required in connection with such meetings;

            (ii) maintaining, or monitoring the maintenance of, the books, records, registers and associated filings of each Issuer Group Member, other than those required to be maintained by the Owner Trustee;

            (iii) providing any administrative assistance reasonably necessary to assist any Issuer Group Member in carrying out its obligations, including providing timely notice of decisions to be made, or actions to be taken, under any of the Related Documents; provided, that if the obligations of any Issuer Group Member under any of the Related Documents are only required upon receipt of notice to such Issuer Group Member or the Administrative Agent, then the Administrative Agent shall provide such administrative assistance only to the extent it has received such notice or is otherwise aware of such obligations;

            (iv) assisting the Issuer in arranging for directors and officers liability insurance for and on behalf of the Issuer and each other Issuer Group Member;

            (v) procuring, at the direction of the Controlling Trustees, and coordinating the advice of, legal counsel, accounting, tax and other professional advisers at the expense of the relevant Issuer Group Member, to assist such Issuer Group Member in carrying out its obligations, supervising, in accordance with instructions from such Issuer Group Member, such legal counsel, accounting, tax and other advisers and providing each Certificateholder with annual tax reports on form K-1 on or prior to the date required by Applicable Law;

            (vi) as frequently as is necessary for each Issuer Group Member to comply with its obligations under the Related Documents, arranging for the Appraisals to be made and providing the Appraisals to the relevant Service Providers; and

            (vii) providing assistance to the Servicer with respect to matters for which such assistance is contemplated by the Servicing Agreement or is reasonably necessary in order for the Servicer to perform its duties in accordance with the Servicing Agreement;

      (b) to monitor the performance of the Service Providers and to report on such performance to the Controlling Trustees on a quarterly basis, including:

            (i) with respect to the Servicer:

            (A) monitoring and reviewing the information and other reports provided by the Servicer pursuant to the Servicing Agreement, including with respect to the status of Lease payments, Lessee receivables, Maintenance Reserves, security deposits, adjustments of rentals and claims against Maintenance Reserves in accordance with Lease terms (to the extent provided to the Administrative Agent);

            (B) assisting the Issuer in evaluating the Servicer's performance relative to the Standard of Care and the Conflicts Standard; and

            (C) monitoring the compliance of the Servicer with its obligations under the Servicing Agreement;

            (ii) with respect to the other Service Providers, assisting in evaluating the performance and compliance of each Service Provider against its obligations under the relevant agreement;

      (c) to the extent that (i) the following services are not provided by the other Service Providers, and (ii) the relevant information is provided to the Administrative Agent by the Issuer Group or the Service Providers, to act as liaison with the Rating Agencies with respect to the rating impact of any decisions on behalf of the Issuer Group, including, without limitation:

            (i) informing the Rating Agencies from time to time of any material changes in the Portfolio, coordinating with the Issuer Group and the Service Providers and providing the Rating Agencies with such statistical and other information as they may from time to time request (such information to be provided at the Issuer Group's expense to the extent that providing such information requires services that are materially greater in scope than those being provided pursuant to the express terms of this Agreement);

            (ii) providing the Rating Agencies with the Outstanding Principal Balances of each class or subclass of Notes and loan-to-value ratios (i.e., ratio of debt to Annual Appraised Value of the Issuer Group's assets) or any other financial information the Rating Agencies shall request; and

            (iii) coordinating among the Issuer Group, the Servicer and the Appraisers to ensure that the Appraisals are received as required;

      (d) to provide assistance to the Issuer Group in procuring Lessee consents, novations and other documentation and in taking all other actions necessary in connection with the reissue or amendment of letters of credit;

      (e) to provide assistance to the Issuer Group in the execution of (1) the acquisition of Pledged Stock and/or Aircraft under the Asset Purchase Agreement,
(2) the re-lease and/or sale of the Aircraft, (3) the acquisition of Additional Aircraft and (4) financing transactions relating to the Issuer Group after the Initial Closing Date, including:

            (i) coordinating with the Service Providers, legal and other professional advisers to monitor the protection of the Issuer Group's interests and rights and coordinating the execution of documentation required at closings;

            (ii) providing qualified personnel to attend and provide administrative support (including the preparation of any certificates required pursuant to the Servicing Agreement and the Indenture) at the closings in connection with the acquisition of Pledged Stock and/or Aircraft under the Asset Purchase Agreement, sales or re-leases of the Aircraft and the acquisition of any Additional Aircraft, if required (it being understood that the Administrative Agent will not be obligated to provide legal counsel or legal or technical services to the Issuer Group);

            (iii) coordinating with the Issuer Group and the Service Providers and assisting in the management of the closing process so that closings will occur on a timely basis;

            (iv) providing all necessary administrative support to complete any documentation and other related matters; and

            (v) appointing counsel and other appropriate professional advisers to represent the Issuer Group in connection with any such closings;

      (f) to coordinate with the Capital Markets Advisor, including reviewing the effect on the cash flows required for payment of the Notes of investments and reinvestments of cash pursuant to this Agreement;

      (g) based on information produced or provided to it, to prepare, file and/or distribute, with the assistance of outside counsel and auditors, if appropriate, all reports to be prepared, filed and/or distributed by any Issuer Group Member or its governing bodies, subject to the approval of the Controlling Trustees in the case of any exchange offer documents filed by the Issuer under the Securities Act and the Exchange Act, and any reports filed by the Issuer on Form 10-K and 10-Q and, if such form is being filed with any information other than the Monthly Report to Holders, any Form 8-K under the Exchange Act, including:

            (i) filings (including, without limitation, Uniform Commercial Code filings) any Issuer Group Member is required to make in various jurisdictions and preparing such filings or monitoring counsel and advisers in connection with the preparation and filing of such materials;

            (ii) filings the Issuer is required to make under the Securities Act and the Exchange Act in connection with the preparation and filing of any exchange offer documents;

            (iii) compliance by the Issuer with applicable periodic reporting requirements of the Exchange Act, in particular, working with necessary professional advisers to the Issuer and the Service Providers, as appropriate, to prepare on behalf of the Issuer and to arrange for the filing and distribution of an annual report on Form 10-K in respect of the Issuer and, as periodic reporting requirements of the Exchange Act, quarterly reports on Form 10-Q and any required reports on Form 8-K in respect of the Issuer;

            (iv) reports required or recommended to be distributed to investors (including press releases), and managing investor relations on behalf of the Issuer Group, and preparing or arranging for the preparation and distribution of such reports at the Issuer Group's expense; and

            (v) reports required to be filed with any Governmental Authorities, and preparing on behalf of any Issuer Group Member or arranging for the preparation of and arranging for the filing of any reports required to be filed with any other entity in order for such Issuer Group Member not to be in violation of Applicable Law or any applicable covenants;

      (h) with respect to amendments:

            (i) to report on the substance of any proposed amendments to any Related Documents; and

            (ii) to the extent requested by the Issuer Group or by the parties to Related Documents and subject to approval by the appropriate controlling trustees or board, to coordinate with the Issuer Group's legal counsel, the other parties thereto and their counsel the preparation and execution of any amendments to the Related Documents (other than amendments relating to the Aircraft or the Leases), and to provide assistance in the implementation of such amendments;

      (i) to the extent reasonably requested by the Servicer, to coordinate and provide assistance on behalf of the Issuer Group with the Servicer in the performance of the Servicer's obligations under the Servicing Agreement;

      (j) to authorize payment of certain bills and expenses (i) payable to legal and professional advisers authorized to be engaged or consulted pursuant to this Agreement, (ii) to the extent required by the terms of the Servicing Agreement or the Indenture or (iii) approved by the Controlling Trustees and to determine the Required Expense Amount and the amount of Permitted Accruals determined in accordance with the Indenture;

      (k) providing assistance to the Issuer with respect to matters for which action by the Issuer is required under the Servicing Agreement or the Indenture, including such assistance that may be necessary for the Issuer to:

            (i) comply with Sections 6.08, 7.03(a)(i) and 7.04 of the Servicing Agreement;

            (ii) comply with Sections 5.02, 5.03, 6.12 and 6.13 of the
Indenture;

            (iii) provide such instructions to the Servicer as the Servicer may require in interpreting the Indenture, the Concentration Thresholds and Annex 2 to the Servicing Agreement;

            (iv) direct the Servicer to amend the minimum hull and liability insurance coverage amounts set forth in Annex 1 to the Servicing Agreement;

            (v) direct the Servicer as to whether settlement offers received by the Servicer with respect to claims for damage or loss in excess of $10,000,000 with respect to an Aircraft Asset are acceptable;

            (vi) review and request such periodic and other reports as the Servicer is obligated to provide under the Servicing Agreement;

            (vii) provide the Servicer with such information as the Servicer may reasonably request in connection with the Concentration Thresholds and certify to the Servicer whenever the proposed Aircraft-related transactions will result in the violation of such Concentration Thresholds;

            (viii) advise the Servicer as required by Section 3(c) of Schedule 2.02(a) of the Servicing Agreement ("Schedule 2.02(a)"); and

            (ix) request market research industry information from the Servicer in regard to valuations of Aircraft Assets in accordance with Section 6.1 of
Schedule 2.02(a);

      (l) to inform the Controlling Trustees as soon as is reasonably practicable if the Administrative Agent believes that (i) net revenues generated by the Leases will be insufficient to satisfy the payment obligations of the Issuer Group and (ii) an Event of Default will result from such insufficiency, and to advise the Controlling Trustees as to any appropriate action to be taken (subject to the provisions of the Related Documents) with respect to such insufficiency and to cause the actions directed by the Controlling Trustees to be implemented so as to avoid an Event of Default, if it is possible to do so;

      (m) to advise the Controlling Trustees as to the appropriate levels of Reserved Cash;

      (n) to oversee the general operation of any credit or liquidity enhancement facility provided for the benefit of the Issuer, including without limitation each Credit Facility (including without limitation monitoring the amounts committed and available for drawing, and outstanding and required to be repaid, under each such facility);

      (o) to determine whether it is necessary or appropriate at any time that the Issuer make a drawing under any back-up letter of credit of which the Issuer is the beneficiary and, if so, to administer such drawing on the Issuer's behalf;

      (p) to provide such assistance and financial information to the Capital Markets Advisor as the Capital Markets Advisor may so reasonably request to enable the Capital Markets Advisor to perform its obligations under its Capital Markets Advisory Letter with the Issuer and, consistent with the interest rate hedging policy adopted by the Issuer on the Initial Closing Date (as the same may be amended or otherwise modified from time to time;

      (q) to assure compliance by each Issuer Group Member with its obligations under Section 2.07 of the Security Trust Agreement with respect to the Non-Trustee Accounts, including notifying and instructing each Obligor (as defined in the Security Trust Agreement) to make payments directly to a Non-Trustee Account; and

      (r) to provide all necessary assistance and information to legal and other professional advisers to the Issuer Group in connection with any claim, action, proceeding or petition brought against any Issuer Group Member.

      Section 2.04 BANK ACCOUNT MANAGEMENT AND CALCULATION SERVICES. The Administrative Agent hereby agrees for the benefit of the Trustee and the Security Trustee to perform and provide the following bank account management calculation and other services:

            (a) INDENTURE OBLIGATIONS. The Administrative Agent shall, in its capacity as such hereunder, execute and deliver, and perform the obligations of the Administrative Agent under the Indenture in accordance with the terms thereof. In particular and without limiting the foregoing:

            (i) THE ACCOUNTS

            (A) ESTABLISHMENT AND OPERATIONS OF ACCOUNTS. The Administrative Agent shall cause the Operating Bank to establish and maintain (in accordance with Section 3.01(a) of the Indenture and as provided in the Security Trust Agreement) (1) on the Initial Closing Date (t) the Collections Account, (u) the Lessee Funded Accounts consisting of the separate accounts so designated on
Schedule 1 hereto, (v) the Rental Accounts designated on Schedule 1 hereto, (w) the Expense Account, (x) a Note Account for each subclass of Initial Notes and
(y) the Owner Trustee Account and (2) thereafter, as and when required by the Indenture or as specified in a Controlling Trustees' Resolution delivered to the Administrative Agent, the Trustee and the Security Trustee or, in the case of any Rental Account or any Lessee Funded Account, as requested by the Servicer under the Servicing Agreement, any Account referred to in Section 3.01(a)(ii) of the Indenture. Each such Account shall, when established, be operated in accordance with the applicable provisions of Section 3.01 of the Indenture and
Section 2.06 of the Security Trust Agreement.

            (B) REPLACEMENT ACCOUNT. If at any time the Security Trustee Accounts are no longer to be maintained by the then Operating Bank under the Security Trust Agreement, the Administrative Agent shall cause the successor Operating Bank to establish and maintain the Accounts previously maintained by its predecessor (in each case with the same name and purposes as it had so been maintained) and those to be established and maintained thereafter. In addition, if, at any time, any Account ceases to be an Eligible Account, the Administrative Agent shall, within 10 Business Days after notice thereof, cause the Operating Bank to establish and maintain as an Eligible Account a new Account having the same name and purpose in accordance with the requirements of the Indenture.

            (C) RENTAL ACCOUNT. With respect to any Rental Account, the Administrative Agent shall determine, as provided in Section 3.01(f) of the Indenture, whether or not such Account is required to be established and maintained as a Non-Trustee Account.

            (D) LESSEE PAYMENT INSTRUCTIONS. The Administrative Agent shall take all necessary steps to ensure that all funds on deposit in each Rental Account (including any Non-Trustee Account) are, to the extent required by the Indenture, transferred from such Rental Account to the Collections Account within one Business Day of receipt thereof (other than certain limited amounts, if any, required to be left on deposit for local, legal or regulatory reasons).

            (E) BANK ACCOUNT STATEMENTS. The Administrative Agent shall take all necessary steps to ensure that the Operating Bank and each other bank at which a Non-Trustee Account is located shall furnish as of the close of business on each Calculation Date a statement providing the then current balance of each applicable Account to it as well as the Security Trustee, the Issuer, the Trustee, and the Servicer.

            (F) MAINTAINING THE NON-TRUSTEE ACCOUNTS. The Administrative Agent shall exercise all rights of the Issuer Group Members to instruct or otherwise communicate with the Eligible Institutions at which the Non-Trustee Accounts are maintained and otherwise to administer the Non-Trustee Accounts.

            (ii) CALCULATIONS. Pursuant to Section 3.06 of the Indenture, the Administrative Agent shall, at the times and in the manner set forth therein, determine or calculate each of the amounts and provide the reports required to be determined, calculated or prepared by it pursuant to Sections 3.06(a) through
(e) of the Indenture.

            (iii) WITHDRAWALS AND TRANSFERS. The Administrative Agent shall direct the Operating Bank to make the following withdrawals and transfers in accordance with the terms of the Indenture:

            (A) CLOSING DATE DEPOSITS, WITHDRAWALS AND TRANSFERS. On each Closing Date, the Administrative Agent shall direct each of the transfers described in Section 3.03 of the Indenture in accordance with such Section.

            (B) INTERIM DEPOSITS AND WITHDRAWALS. From time to time, the Administrative Agent shall direct the Operating Bank to make the withdrawals and transfers, and the Administrative Agent shall give the notices, provided for in
Section 3.04 of the Indenture in accordance with such Section.

            (C) INTERIM DEPOSITS AND WITHDRAWALS FOR MODIFICATION PAYMENTS OR DISPOSITIONS OF AIRCRAFT. From time to time, the Administrative Agent shall direct the Operating Bank to make the withdrawals and transfers provided for in
Section 3.05 of the Indenture in accordance with such Section.

            (D) PAYMENT DATE FIRST STEP WITHDRAWALS AND TRANSFERS. On each Payment Date, the Administrative Agent shall direct the Operating Bank to make the withdrawals and transfers provided for in Section 3.07 of the Indenture in accordance with such Section.

            (E) PAYMENT DATE SECOND STEP WITHDRAWALS. On each Payment Date, after the withdrawals and transfers provided for in Section 3.07 of the Indenture have been made at the direction of the Administrative Agent (except as permitted in clause (F) below) the Administrative Agent shall direct the Operating Bank to distribute funds on deposit in the Collections Account as provided in Section 3.08(a) of the Indenture and shall make such certifications to the Trustee as may be required hereunder in connection therewith.

            (F) EVENT OF DEFAULT AND DEFAULT NOTICE WITHDRAWALS AND TRANSFERS. Notwithstanding anything to the contrary contained in Section 3.07 or 3.08(a) of the Indenture, following the delivery of a Default Notice to the Administrative Agent or the Issuer pursuant to the Indenture or during the continuance of an Acceleration Default, after the withdrawals and transfers provided for in
Section 3.07 of the Indenture have been made, the Administrative Agent shall direct the Operating Bank to distribute funds on deposit in the Collections Account and the Expense Account in the amounts and in the order of priority provided for in Section 3.08(b) of the Indenture.

            (G) DEFEASANCE/REDEMPTION AND REFINANCING TRANSFERS. The Administrative Agent shall direct the Operating Bank to transfer from time to time amounts on deposit in the Defeasance/Redemption Account or, in the case of a Refinancing, the Refinancing Account to the applicable Note Account in connection with either the redemption of any class or subclass of Notes in accordance with Section 3.10 of the Indenture or the exercise of the defeasance provisions set forth in Article XI of the Indenture and shall give the notices provided for in Section 3.10 of the Indenture.

            (H) CURRENCY CONVERSIONS. If and to the extent that the Issuer incurs any payment obligation or other cost in a currency other than U.S. dollars, the Administrative Agent shall, to the extent practicable, convert U.S. dollars into such other currency at the then prevailing market rate as necessary to discharge such payment obligations or costs, at the expense of the Issuer in accordance with Section 12.07 of the Indenture.

            (I) INVESTMENTS OF CASH. The Administrative Agent shall at the direction of the Controlling Trustees (or, following the giving of a Default Notice or during the continuance of an Acceleration Default at the direction of the Security Trustee) invest and reinvest the funds on deposit in the Accounts as permitted by and in accordance with Section 3.02 of the Indenture.

      (b) REPORTS. The Administrative Agent shall timely prepare the reports required by Section 2.15 of the Indenture and provide such reports to the Trustee and the other Persons indicated in that section.

      (c) RECORDS. The Administrative Agent shall provide such information relating to the Accounts to the Security Trustee, the Trustee, the Capital Markets Advisor or the Rating Agencies as any of them may reasonably request from time to time and as required under the Indenture.

      Section 2.05 ACCOUNTING SERVICES. The Administrative Agent hereby agrees to perform and provide the following accounting services:

      (a) BUDGETING PROCESS. The Administrative Agent shall, in accordance with the procedures, policies and guidelines described below and on the basis of information generated by the Administrative Agent and information provided by the Service Providers and the Issuer Group:

            (i) in respect of each Year during the term of the Servicing Agreement (other than with respect to the fiscal year commencing on the Initial Closing Date), and on behalf of the Issuer Group, prepare and deliver to the Servicer, no later than the September 30 immediately preceding the commencement of such Year a proposed Lease Operating Budget and a proposed Aircraft Asset Expenses Budget for such Year together with reasonably detailed supporting information and the assumptions underlying such proposed Lease Operating Budget and Aircraft Asset Expenses Budget, such proposed Lease Operating Budget and Aircraft Asset Expenses Budget to be based, in part, on the information provided by the Servicer pursuant to Section 7.03(c) of the Servicing Agreement;

            (ii) on behalf of the Issuer Group, review, discuss and negotiate with the Servicer such proposed Lease Operating Budgets and Aircraft Asset Expenses Budgets, and make such adjustments proposed by the Servicer as the Administrative Agent, in consultation with the Controlling Trustees and with due regard for current market conditions, may deem appropriate; and

            (iii) submit to the Servicer no later than the November 10 immediately preceding the commencement of such Year the Approved Budgets together with reasonably detailed information regarding the Issuer's underlying assumptions.

      (b) MANAGEMENT ACCOUNTS AND FINANCIAL STATEMENTS. The Administrative Agent shall, in accordance with the procedures, policies and guidelines described below and on the basis of information generated by the Administrative Agent and information provided by the Service Providers and the Issuer Group:

            (i) establish an accounting system and maintain the accounting ledgers of and for each Issuer Group Member in accordance with U.S. GAAP unless otherwise required by Applicable Law and specified by the Controlling Trustees (collectively, the "Ledgers");

            (ii) prepare and deliver (within 40 days after the end of the relevant Quarter or, if the end of such Quarter coincides with the end of a Year, within 75 days after the end of such Year), with respect to the Issuer Group, on a consolidated basis, a draft balance sheet and draft statement of changes in shareholders' equity or residual trust interest as of the end of each Quarter and Year, as applicable, and draft statements of income and cash flows for each Quarter and Year, as applicable (the "Consolidated Quarterly Draft Accounts");

            (iii) to the extent required by Applicable Law, prepare and deliver (within 40 days after the end of the relevant Quarter or, if the end of such Quarter coincides with the end of a Year, within 90 days after the end of such
Year), with respect to the Issuer Group on a combined basis and such of the Issuer and the other Issuer Group Members as specified by the Controlling Trustees in a written schedule provided to the Administrative Agent (which schedule may be updated by the Controlling Trustees to the Administrative Agent delivered at least 30 days prior to the commencement of the relevant Quarter), on a consolidating company-by-company basis, a draft balance sheet and statement of changes in shareholders' equity or residual trust interest as of the end of each Quarter and Year, as applicable, with respect to such Issuer Group Member and draft statements of income and cash flows for such Quarter and Year, as applicable (the "Consolidating Quarterly Draft Accounts" and, together with the Consolidated Quarterly Draft Accounts the "Draft Accounts"). The Controlling Trustees shall specify the applicable legal requirements mandating the preparation of such Consolidating Quarterly Draft Accounts in the written schedule provided to the Administrative Agent pursuant to this section;

            (iv) as required by the Controlling Trustees, arrange and manage the quarterly review of the Draft Accounts by the Issuer Group's auditors;

            (v) arrange for, coordinate with and assist the Issuer Group's auditors in preparing annual audits;

            (vi) prepare or arrange for the preparation of and arrange for the filing of the Issuer Group's tax returns in conjunction with the Issuer Group's tax advisers after submission to the Controlling Trustees to the extent required by the Controlling Trustees or Applicable Law;

            (vii) liaise with the Servicer for the purpose of preparing the monthly and quarterly reports in accordance with Section 9 of Schedule 2.02(a); and

            (viii) compare the expected cash flows of the Issuer Group and the budgets to actual results.

      (c) OTHER REPORTS. The Administrative Agent shall prepare the Draft Accounts in accordance with U.S. GAAP unless otherwise required by Applicable Law and specified by the Controlling Trustees. In connection with the preparation of the Consolidated Quarterly Draft Accounts, the Administrative Agent will, provide to the Controlling Trustees, at such times as the Controlling Trustees may require, a review report (as defined by the Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants) of the Issuer Group's independent public accountants with respect to the financial statements of such Issuer Group Members for, or as of the end of, such Quarter, including in such report such accountants' statement that, based on its review of such financial statements, it is not aware of any material modifications that should be made to such financial statements in order for them to be in conformity with U.S. GAAP or other applicable accounting principles; provided, however, that, with respect to such financial statements for, or as of the end of, any Quarter (other than the last Quarter of any Year), in the event that the Issuer Group does not include (or cause to be included) any material disclosure required by U.S. GAAP or other applicable accounting principles to be included within footnotes to such financial statements, such review report may be qualified solely by stating that the only modification that should be made to such financial statements in order for them to be in conformity with U.S. GAAP or other applicable accounting principles is the inclusion of such disclosure; provided further, however, that such qualification may not relate to any footnote to such financial statements.

      (d) INSTRUCTIONS. The Administrative Agent shall be entitled to request instructions from the Controlling Trustees as to general guidelines or principles to be followed in preparing Draft Accounts and as to amending or supplementing any such guidelines or principles.

      Section 2.06 ADDITIONAL ADMINISTRATIVE SERVICES. The Administrative Agent will provide additional Administrative Services, including (a) providing assistance to the Capital Markets Advisor in (i) arranging one or more Refinancings of all or a portion of the Notes, and (ii) arranging for the payment of any purchase price adjustment necessary to be paid pursuant to the Asset Purchase Agreement and (b) undertaking efforts to avoid any adverse change in the tax status of any Issuer Group Member. In addition, upon a request by any Issuer Group Member, the Administrative Agent will take such other actions as may be appropriate to facilitate such Issuer Group Member's business operations and assist the Controlling Trustees in carrying out their obligations; provided, however, that the Administrative Agent will not be obligated or permitted to take any action that might reasonably be expected to result in the business of such

Issuer Group Member ceasing to be separate and readily identifiable from, and independent of, the Administrative Agent, and any of its Affiliates.

      Section 2.07 ADDITIONAL AIRCRAFT. In the event that the Issuer Group shall acquire any Additional Aircraft, the Administrative Agent hereby agrees to provide the same Administrative Services with respect to all such Additional Aircraft.

      Section 2.08 NEW SUBSIDIARIES. The Administrative Agent shall be responsible for coordinating with outside legal counsel, auditors, tax advisers and other professional advisers with respect to all corporate and administrative matters relating to the formation, operation, corporate affairs and related matters with respect to all Subsidiaries which are or may become members of the Issuer Group, including identifying such outside advisers, a potential company secretary and candidates for trustee to the extent necessary, and shall be permitted to incur expenses in respect of such Subsidiaries without the Issuer Group's consent up to such aggregate amount as shall be authorized from time to time. To the extent that the Administrative Agent shall deem it necessary or desirable in order for the Issuer Group to carry on its business, the Administrative Agent shall have the authority to assist in the formation of new Subsidiaries of the Issuer and to appoint any director to any such Subsidiary without the consent of the Issuer Group; provided, that such directors are the same directors of the Issuer then in office unless otherwise required by applicable local law mandating a particular citizenship for directors. The Administrative Agent and its personnel may act as company secretary for any Subsidiary.

      Section 2.09 THE ISSUER GROUP RESPONSIBILITY. (a) The obligations of the Administrative Agent hereunder are limited to those matters that are expressly the responsibility of the Administrative Agent in accordance with the terms of this Agreement. Notwithstanding the appointment of the Administrative Agent to perform the Administrative Services, each Issuer Group Member shall remain responsible for all matters and decisions related to its business, operations, assets and liabilities.

            (b) Without derogating from the authority and responsibility of the Administrative Agent with respect to the performance of certain of the Administrative Services as set forth in this Agreement, it is hereby expressly agreed and acknowledged that the Administrative Agent is not authorized or empowered to make or enter into any agreement, contract or other legally binding arrangement, in respect of or relating to the business or affairs of any Issuer Group Member, or pledge the credit of, incur any indebtedness on behalf of or expend any funds of any Issuer Group Member other than as expressly permitted in accordance with the terms of this Agreement, all such authority and power being reserved to the appropriate Issuer Group Member or the Security Trustee, as the case may be.

                                  ARTICLE III

                STANDARD OF PERFORMANCE; LIABILITY AND INDEMNITY

      Section 3.01 STANDARD OF PERFORMANCE. The Administrative Agent will devote the same amount of time and attention to and will be required to exercise the same level of skill, care and diligence in the performance of its services as it would if it were administering such services on its own behalf (the "Standard of Performance").

      Section 3.02 LIABILITY AND INDEMNITY. (a) The Administrative Agent shall not be liable for any Losses or Taxes to or of, or payable by any Issuer Group Member at any time from any cause whatsoever or any Losses or Taxes directly or indirectly arising out of or in connection with or related to the performance by the Administrative Agent of this Agreement unless such Losses or Taxes are the result of the Administrative Agent's own gross negligence, willful misconduct, deceit or fraud or that of any of its directors, officers, agents or employees, as the case may be.

            (b) Notwithstanding anything to the contrary set forth in any other agreement to which any Issuer Group Member is a party, the Issuer and the other Issuer Group Members, do hereby assume liability for and do hereby jointly and severally agree to indemnify, reimburse and hold harmless on an After-Tax Basis the Administrative Agent, its directors, officers, employees and agents and each of them from any and all Losses or Taxes that may be imposed on, incurred by or asserted against any of them arising out of, in connection with or related to the Administrative Agent's performance under this Agreement (including any Losses or Taxes incurred by the Administrative Agent as a result of indemnifying any Person to whom it shall have delegated its obligations hereunder in accordance with Section 8.01 hereof, but only to the extent the Administrative Agent would have been indemnified had it performed such obligations), except as a result of the gross negligence, willful misconduct, deceit or fraud of the Administrative Agent or any of its directors, officers, employees or agents. This indemnity shall not apply to:

            (i) Taxes imposed on net income by the revenue authorities of the State of California or the United States of America in respect of any payment by any Issuer Group Member to the Administrative Agent due to the performance of the Administrative Services; and

            (ii) Taxes imposed on net income of the Administrative Agent by any Government Authority other than the revenue authorities of the State of California or the United States of America to the extent such Taxes would not have been imposed in the absence of any connection of the Administrative Agent with such jurisdiction imposing such Taxes other than any connection that results from the performance by the Administrative Agent of its obligations under this Agreement. This indemnity shall expressly inure to the benefit of any director, officer, agent or employee of the Administrative Agent now existing or in the future and to the benefit of any successor of the Administrative Agent and shall survive the expiration of this Agreement.

      (c) The Administrative Agent agrees to indemnify, reimburse and hold harmless on an After-Tax Basis each Issuer Group Member and its respective trustees, directors and agents for any Losses whatsoever which they or any of them may incur or be subject to in consequence of the performance of the Administrative Services or any breach of the terms of this Agreement by the Administrative Agent, but only to the extent such Losses arise due to the willful misconduct, gross negligence, deceit or fraud of the Administrative Agent or any of its directors, officers or employees, as the case may be; provided, however, that this indemnity shall not apply and the Administrative Agent shall have no liability in respect of Losses to the extent that they arise from (i) the willful misconduct, deceit or fraud of any Issuer Group Members or their respective directors, trustees or agents, (ii) any breach by the Administrative Agent of its obligations under this Agreement to the extent such breach is a result of a Service Provider's failure to perform its obligations to the Issuer Group or a failure by the Issuer Group to comply with its obligations under this Agreement, (iii) any action that the Issuer Group requires the Administrative Agent to take pursuant to a direction but only to the extent that the Administrative Agent takes such action in accordance with such direction and in accordance with the provisions hereof or (iv) a refusal by the Issuer Group to take action upon a recommendation made in good faith by the Administrative Agent in accordance with the terms hereof.

      (d) The Administrative Agent agrees to indemnify, reimburse and hold harmless on an After-Tax Basis each of the Trustee, the Security Trustee and the Operating Bank and their respective trustees, directors and agents for any Losses whatsoever which they or any of them may incur or be subject to in consequence of the performance of the Bank Account Management Services or any breach of the terms of this Agreement by the Administrative Agent, but only to the extent such Losses arise due to the willful misconduct, gross negligence, deceit or fraud of the Administrative Agent or any of its directors, officers or employees, as the case may be; provided, however, that this indemnity shall not apply and the Administrative Agent shall have no liability in respect of Losses to the extent that they arise from (i) the willful misconduct, deceit or fraud of the Trustee or Security Trustee, or their respective directors, trustees or agents, (ii) any breach by the Administrative Agent of its obligations under this Agreement to the extent such breach is solely a result of a Service Provider's failure to perform its obligations to the Issuer Group or a failure solely by the Issuer Group to comply with its obligations under this Agreement,
(iii) any action that the Trustee or the Security Trustee requires the Administrative Agent to take pursuant to a direction but only to the extent that the Administrative Agent takes such action in accordance with such direction and in accordance with the provisions hereof or (iv) a refusal by the Trustee or the Security Trustee to take action upon a recommendation made in good faith and consistent with the provisions relating to the Trustee or the Security Trustee under the Related Documents by the Administrative Agent in accordance with the terms hereof.

      (e) The Administrative Agent, the Issuer and the other Issuer Group Members, the Trustee and the Security Trustee acknowledge and agree that the terms of this Agreement contemplate that the Administrative Agent shall receive the Relevant Information in order for the Administrative Agent to make required credit and debit entries and to make the calculations and supply the information and reports required herein, and that the Administrative Agent will do the foregoing to the extent such information is so provided by such relevant parties and on the basis of such information, without undertaking any independent verification or recalculation of such information.

                                   ARTICLE IV

                        ADMINISTRATIVE AGENT UNDERTAKINGS

      Section 4.01 ADMINISTRATIVE AGENT UNDERTAKINGS. The Administrative Agent hereby covenants with the Issuer Group that it will conduct its business such that it is a separate and readily identifiable business from, and independent of, each Issuer Group Member and further covenants as follows:

            (a) if the Administrative Agent receives any money whatsoever, which money belongs to any Issuer Group Member, the Trustee or the Security Trustee or is to be paid to any Issuer Group Member, the Trustee or the Security Trustee or into any account pursuant to any Related Document or otherwise, it will hold such money in trust for such Issuer Group Member, the Trustee or the Security Trustee, as the case may be, and shall keep such money separate from all other money belonging to the Administrative Agent and shall as promptly as practicable thereafter pay the same into the relevant account in accordance with the terms thereof without exercising any right of setoff it may have;

            (b) it will comply with any proper directions, orders and instructions which any Issuer Group Member (with respect to the Issuer Group Services) or the Security Trustee or the Trustee (with respect to the Bank Account Management Services) may from time to time give to it in accordance with the provisions of this Agreement and the Indenture; provided, that during the continuance of any Event of Default, the Administrative Agent shall comply only with the instructions of the Security Trustee as to all Administrative Services;

            (c) it will not knowingly fail to comply with any legal requirements in the performance of the Administrative Services;

            (d) it will make all payments required to be made by it at any time and from time to time pursuant to this Agreement on the required date for payment thereof and shall turn over any amounts owed to the Security Trustee, the Issuer, any other Issuer Group Member or the Trustee without set-off or counterclaim;

            (e) it will not take any steps for the purpose of procuring the appointment of any administrative receiver or the making of an administrative order or for instituting any bankruptcy, reorganization, arrangement, insolvency, winding up, liquidation, composition or any like proceedings under the laws of any jurisdiction in respect of any Issuer Group Member or in respect of any of their respective liabilities, including, without limitation, as a result of any claim or interest of the Administrative Agent or any of its Affiliates;

            (f) it will cooperate with each Issuer Group Member and its respective trustees, directors and agents (with respect to the Issuer Group Services when no Event of Default has occurred and is continuing) and the Security Trustee and the Trustee (with respect to the Bank Account Management Services, or, following the giving of a Default Notice or during the continuance of an Acceleration, all Administrative Services), including by providing such information as may reasonably be requested, to permit such Persons to monitor the Administrative Agent's compliance with its obligations under this Agreement;

           (g) during the term of this Agreement, it will observe all corporate formalities necessary to remain a legal entity separate and distinct from, and independent of, each Issuer Group Member;

            (h) during the term of this Agreement, it will maintain its assets and liabilities separate and distinct from each Issuer Group Member;

            (i) during the term of this Agreement, it will maintain records, books, accounts and minutes separate from those of each Issuer Group Member;

            (j) during the term of this Agreement, it will pay its obligations in the ordinary course of its business as a legal entity separate from each Issuer Group Member;

            (k) during the term of this Agreement, it will keep its funds separate and distinct from the funds of each Issuer Group Member, and it will receive, deposit, withdraw and disburse such funds separately from the funds of each Issuer Group Member;

            (l) during the term of this Agreement, it will conduct its business in its own name, and not in the name of any Issuer Group Member;

            (m) during the term of this Agreement, it will not pay or become liable for any debt of any Issuer Group Member, other than to make payments in the form of indemnity as required by the express terms of this Agreement;

            (n) during the term of this Agreement, it will not hold out that it is a division of any Issuer Group Member or that any Issuer Group Member is a division of it;

            (o) during the term of this Agreement, it will not induce any third party to rely on the creditworthiness of any Issuer Group Member in order that such third party will be induced to contract with it;

            (p) during the term of this Agreement, it will not enter into any agreements between it and any Issuer Group Member that are more favorable to either party than agreements that the parties would have been able to enter into at such time on an arm's-length basis with a non-affiliated third party, other than any Related Documents in effect on the date hereof (it being understood that the parties hereto do not intend by this covenant to ratify any self-dealing transactions); and

            (q) during the term of this Agreement, it will (i) forward promptly to the Servicer a copy of any material communication received from any Person in relation to any Lease or Aircraft; (ii) grant such access to the Servicer to its books of account, documents and other records and to its employees as may be reasonably necessary for the Servicer or the Additional Servicer to perform its obligations in respect of any Lease or Aircraft under the Servicing Agreement; provided, however, that the Servicer shall not have access to the minutes of the

Administrative Agent's board meetings and other confidential business information; and (iii) execute and deliver such documents and do such acts and things as the Servicer may reasonably request in order to effect the purposes of the Servicing Agreement.

                                   ARTICLE V

                        UNDERTAKINGS OF THE ISSUER GROUP

      Section 5.01 COOPERATION. The Issuer and the other Issuer Group Members shall use commercially reasonable efforts to cause any Service Provider to at all times cooperate with the Administrative Agent to enable the Administrative Agent to provide the Issuer Group Services, including providing the Administrative Agent with all powers of attorney as may be reasonably necessary or appropriate for the Administrative Agent to perform the Issuer Group Services in accordance with this Agreement. In addition, as and to the extent requested by the Administrative Agent, the Trustee and the Security Trustee, the Issuer and the other Issuer Group Members shall use commercially reasonable efforts to cause any Service Provider to at all times cooperate with the Administrative Agent to enable the Administrative Agent to provide the Bank Account Management Services. The Trustee and the Security Trustee shall provide the Administrative Agent with such powers of attorney as may be reasonably necessary or appropriate for the Administrative Agent to perform the Bank Account Management Services in accordance with this Agreement.

      Section 5.02 INFORMATION. The Issuer will provide the Administrative Agent with the following information in respect of itself and each other Issuer Group
Member:

            (a) copies of all Related Documents, including the articles of incorporation, by-laws, trust agreements (or equivalent documents) of each Issuer Group Member, and copies of all books and records maintained on behalf of each such Issuer Group Member;

            (b) details of all bank accounts and bank mandates maintained by any Issuer Group Member;

            (c) names of and contact information with respect to the Controlling Trustees or board for each Issuer Group Member;

            (d) such other information as is necessary to the Administrative Agent's performance of the Administrative Services; and

            (e) a copy of any information provided to the Issuer Group pursuant to the Servicing Agreement; provided, that such information as is referred to in this Section 5.02 (with the exception of paragraphs (d) and (e)) shall be provided to the Administrative Agent after the execution of this Agreement and, in respect of any amendment or changes to the information provided to the Administrative Agent after the execution of this Agreement, promptly following the effectiveness of such amendments or changes.

      Section 5.03 SCOPE OF SERVICES. (a) In the event that any Issuer Group Member shall enter into any agreement, amendment or other modification of any Lease or shall take any other action that has the effect of increasing in any material respect the scope, nature or level of the Issuer Group Services to be provided under this Agreement without the Administrative Agent's express prior written consent, the Issuer Group shall so notify the Administrative Agent and the Administrative Agent shall not be obligated to perform the affected Administrative Service to the extent of such increase unless and until the Administrative Agent and the Issuer Group shall agree on the terms of such increased Administrative Service (it being understood that (i) the Administrative Agent shall have no liability to any Issuer Group Member directly or indirectly arising out of, in connection with or related to the Administrative Agent's failure to perform such increased Administrative Service prior to any such agreement and (ii) the Issuer Group shall not be permitted to engage another Person to perform the affected Administrative Service without the prior written consent of the Administrative Agent unless the Administrative Agent has indicated it is unable or unwilling to act in respect of the affected Administrative Service or the Administrative Agent requires payment of more than reasonable additional compensation for such additional Administrative Service).

            (b) In the event that the Issuer Group shall acquire Additional Aircraft, the Issuer Group shall so notify the Administrative Agent and the Administrative Agent shall be obligated to provide the Issuer Group Services with respect to such Additional Aircraft in accordance with Section 2.07 hereof.

      Section 5.04 RATIFICATION. The Issuer and the other Issuer Group Members hereby ratify and confirm and agree to ratify and confirm (and shall furnish written evidence thereof upon request of the Administrative Agent) any act or omission by the Administrative Agent with respect to any Issuer Group Services in accordance with this Agreement in the exercise of any of the powers or authorities conferred upon the Administrative Agent under the terms of this Agreement, it being expressly understood and agreed that none of the foregoing shall have any obligation to ratify and confirm, and expressly does not ratify and confirm, any act or omission of the Administrative Agent in violation of this Agreement, the Standard of Performance or for which the Administrative Agent is obligated to indemnify any Issuer Group Member under Article III hereof.

      Section 5.05 COVENANTS. Each of the Issuer and the other Issuer Group Members covenants with the Administrative Agent that it will conduct its business such that it is a separate and readily identifiable business from, and independent of, the Administrative Agent and any of its Affiliates and further covenants as follows:

            (a) during the term of this Agreement, it will observe all corporate formalities necessary to remain legal entities separate and distinct from, and independent of, the Administrative Agent, and any of its Affiliates;

            (b) during the term of this Agreement, it will maintain its assets and liabilities separate and distinct from those of the Administrative Agent;

            (c) during the term of this Agreement, it will maintain records, books, accounts, and minutes separate from those of the Administrative Agent;

            (d) during the term of this Agreement, it will pay its obligations in the ordinary course of business as a legal entity separate from the Administrative Agent;

            (e) during the term of this Agreement, it will keep its funds separate and distinct from any funds of the Administrative Agent, and will receive, deposit, withdraw and disburse such funds separately from any funds of the Administrative Agent;

            (f) during the term of this Agreement, it will conduct its business in its own name, and not in the name of the Administrative Agent;

            (g) during the term of this Agreement, it will not agree to pay or become liable for any debt of the Administrative Agent, other than to make payments in the form of indemnity as required by the express terms of this Agreement;

            (h) during the term of this Agreement, it will not hold out that it is a division of the Administrative Agent, or that the Administrative Agent is a division of it;

            (i) during the term of this Agreement, it will not induce any third party to rely on the creditworthiness of the Administrative Agent in order that such third party will be induced to contract with it;

            (j) during the term of this Agreement, it will not enter into any transaction between it and the Administrative Agent that are more favorable to either party than transactions that the parties would have been able to enter into at such time on an arm's-length basis with a non-affiliated third party, other than any agreements in effect on the date hereof (it being understood that the parties hereto do not intend by this covenant to ratify any self-dealing transactions); and

            (k) during the term of this Agreement, it will observe all material corporate or other procedures required under Applicable Law and under its constitutive documents.

      Section 5.06 RATIFICATION BY SUBSIDIARIES. The Issuer hereby undertakes to procure that, if so requested by the Administrative Agent, any subsidiary of the Issuer formed or acquired after the date hereof, shall execute an agreement with the Administrative Agent adopting and confirming, as regards such subsidiary, the terms of this Agreement, and agreeing to ratify anything done by the Administrative Agent in connection herewith on the terms of Section 5.04.

                                   ARTICLE VI

                        ADMINISTRATION FEES AND EXPENSES

      Section 6.01 ADMINISTRATION FEES. In consideration of the Administrative Agent's performance of the Administrative Services, the Issuer agrees to pay to the Administrative Agent a per annum amount equal to $624,000 for the first five years commencing after the Initial Closing Date and a per annum amount equal to $660,000 (subject to an annual cost of living adjustments (not to exceed 5% in any given year) based on the consumer price index for the San Francisco region) thereafter for the remainder of the term plus $1,000 for each Aircraft in excess of 39 owned by the Issuer Group (the "Administrative Fee") payable in arrears in equal monthly installments (each monthly payment, an "Administrative Fee") on each Payment Date (until the resignation or removal of the Administrative Agent) for each period commencing on and including the Initial Closing Date (or, thereafter, the last of day of the immediately preceding period) and ending on but excluding the Calculation Date immediately preceding such Payment Date (each such period, a "Fee Period").

      Section 6.02 EXPENSES. (a) The Administrative Agent shall be responsible for (i) all telephone, facsimile and communications costs and expenses directly relating to or associated with the Administrative Agent's performance of its duties as set forth in this Agreement up to an annual amount of $20,000 and (ii) all fees and expenses owed to aviation consultants hired to assist the Administrative Agent with the Administrative Services up to an annual amount of $25,000.

            (b) Subject to the provisions of Section 6.02(a), the Issuer Group shall be responsible for the following expenses incurred by the Administrative Agent in the performance of its obligations ("Reimbursable Expenses"):

            (i) reasonable out of pocket expenses, including travel, accommodation and subsistence and approved expenditures in respect of insurance coverage for the Administrative Agent;

            (ii) annual telephone, fax and communication costs and expenses necessarily and directly incurred in connection with the performance of the Administrative Services in excess of $20,000 and annual fees and expenses to aviation consultants hired to assist the Administrative Agent with the Administrative Services in excess of $25,000;

            (iii) expenses expressly authorized by (i) the Controlling Trustees or (ii) any Person to whom such authority has been delegated, other than the Administrative Agent or its Affiliates; and

            (iv) expenses expressly authorized pursuant to other provisions of this Agreement.

      Section 6.03 PAYMENT OF EXPENSES. No later than each Calculation Date, the Administrative Agent shall deliver a notice to the Issuer Group, setting forth the amounts of Reimbursable Expenses owed to the Administrative Agent pursuant to Section 6.02 of this Agreement through and including such Calculation Date (it being understood that if there are no such expenses the Administrative Agent will be under no obligation to provide such notice). The Issuer Group agrees to pay to the Administrative Agent an amount equal to all such Reimbursable Expenses on the next Payment Date following such Calculation Date.

                                  ARTICLE VII

         TERM; REPLACEMENT OF OR RESIGNATION BY THE ADMINISTRATIVE AGENT

      Section 7.01 TERM. This Agreement shall have a term commencing on the Initial Closing Date and expiring on the date of payment in full of all amounts outstanding to be paid on the Securities.

      Section 7.02 REPLACEMENT OR RESIGNATION. (a) At any time during the term of this Agreement (i) the Issuer Group by a Controlling Trustees' Resolution, shall be entitled to replace the then existing Administrative Agent performing the Issuer Group Services with a new Administrative Agent appointed by it (with the prior written consent of the Servicer, such consent not to be unreasonably withheld or delayed (it being understood that the Servicer may consider, among other factors, whether the proposed Administrative Agent is a "Competitor" as defined in the Servicing Agreement)) on 120 days' Written Notice to the Administrative Agent, the Trustee and the Security Trustee, except following the delivery of a Default Notice or during the continuance of an Acceleration Default (in which case all such powers shall be vested in the Security Trustee as provided in clause (ii) below) and (ii) the Security Trustee shall be entitled to replace the then existing Administrative Agent performing the Bank Account Management Services and, following the delivery of a Default Notice or during the continuance of an Acceleration Default, all of the Administrative Services with a new Administrative Agent appointed by it on 120 days' written notice.

      (b) At any time during the term of this Agreement, the Administrative Agent shall be entitled to resign as the Administrative Agent performing the Issuer Group Services, the Bank Account Management Services or both such Administrative Services on 120 days' Written Notice to the Issuer, the Security Trustee and the Trustee if:

            (i) any Issuer Group Member shall fail to pay in full when due (A) any Administrative Fee or any Reimbursable Expenses in an aggregate amount in excess of $50,000 and such failure continues for a period of 30 days, in either case, after the effectiveness of Written Notice from the Administrative Agent of such failure or (B) any other amount payable to the Administrative Agent hereunder, and such failure continues for a period of 60 days after Written Notice from the Administrative Agent of such failure;

            (ii) any Issuer Group Member shall fail to perform or observe or shall violate in any material respect any material term, covenant, condition or agreement to be performed or observed by it in respect of this Agreement and such failure continues for a period of 30 days after the Issuer Group shall have received notice of such failure (other than with respect to payment obligations referred to in clause (b)(i) of this Section 7.02);

            (iii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking relief in respect of the Issuer or any Issuer Group Member, or of a substantial part of the property or assets of the Issuer or any other Issuer Group Member, under Title 11 of the United States Code, as now constituted or hereafter amended (the "U.S. Bankruptcy Code"), or any other U.S. federal or state or foreign bankruptcy, insolvency, receivership or similar law, and such proceeding or petition shall continue undismissed for 120 days or an order or decree approving or ordering any of the foregoing shall be entered or the Issuer or any other Issuer Group Member shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it or if a petition or proceeding is presented for any of the foregoing and not discharged within 120 days; or

            (iv) the Issuer or any other Issuer Group Member shall (A) voluntarily commence any proceeding or file any petition seeking relief under the U.S. Bankruptcy Code, or any other U.S. federal or state or foreign bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest the filing of, any petition described in clause (b)(iii) of this Section 7.02, (C) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (D) make a general assignment for the benefit of its creditors.

      (c) No replacement of the Administrative Agent pursuant to Section 7.02(a) and no resignation by the Administrative Agent pursuant to Section 7.02(b) shall become effective prior to the date on which a successor Administrative Agent shall have become a party to this Agreement and accepted appointment as such successor Administrative Agent; provided, however, that in the event that a successor Administrative Agent shall not have been appointed within 90 days after such resignation, the Administrative Agent may petition any court of competent jurisdiction for the appointment of a successor Administrative Agent. Upon any such replacement or resignation, the Administrative Agent shall be entitled to the payment of any compensation owed to it hereunder and to the reimbursement of all Reimbursable Expenses incurred in connection with all services rendered by it hereunder, as provided in Section 6 hereof, and for so long as the Administrative Agent is continuing to perform any of the Administrative Services, the Administrative Agent shall be entitled to continue to be paid all amounts due to it hereunder, net of any amounts that shall have been finally adjudicated by a court of competent jurisdiction to be owed by the Administrative Agent to the Issuer Group or not to be due to the Administrative Agent, until a successor Administrative Agent shall have been appointed and shall have accepted such appointment.

      Section 7.03 CONSEQUENCES OF REPLACEMENT OR RESIGNATION. (a) NOTICES. (i) Following the replacement or resignation of the Administrative Agent pursuant to
Section 7.01 or 7.02, the Administrative Agent will promptly forward to the Issuer Group any notices in respect of the Issuer Group Services and to the Trustee and the Security Trustee any notices in respect of the Bank Account Management Services received by it during the year immediately following the replacement and resignation of the Administrative Agent pursuant to this Agreement.

            (ii) The Issuer Group will notify promptly any relevant third party, including each Rating Agency, the Security Trustee, the Trustee, and the Servicer, of the replacement and resignation of the Administrative Agent pursuant to the Agreement and will request that any such notices and accounting reports and communications thereafter be made or given directly to the entity engaged to serve as Administrative Agent, and to the other parties hereto.

            (b) ACCRUED RIGHTS. The replacement and resignation of the Administrative Agent pursuant to this Agreement shall not affect the respective rights and liabilities of any party accrued prior to such termination in respect of any prior breaches hereof or otherwise.

            (c) REPLACEMENT. If the Administrative Agent is replaced or resigns, the Administrative Agent will cooperate with any person appointed to perform the relevant Administrative Services, including providing such person with all information and documents reasonably requested.

      Section 7.04 SURVIVAL. Notwithstanding any replacement or resignation of the Administrative Agent or the expiration of this Agreement, the obligations of the Issuer Group and the Administrative Agent under Section 3.02 shall survive such replacement or resignation of the Administrative Agent or expiration, as the case may be.

                                  ARTICLE VIII

                            ASSIGNMENT AND DELEGATION

      Section 8.01 ASSIGNMENT AND DELEGATION. (a) Except as provided in subsection (b) below, no party to this Agreement shall assign or delegate or otherwise subcontract this Agreement or all or any part of its rights or obligations hereunder to any Person without the prior written consent of the other parties (such consent not to be unreasonably withheld) and, except with respect to the Bank Account Management Services, assign or delegate or otherwise subcontract to a "Competitor" of the Servicer (as defined in the Servicing Agreement), without the prior written consent of the Servicer; provided that the Issuer Group Members may assign their rights hereunder to the Security Trustee for the benefit of the Secured Parties under the terms of the Security Trust Agreement.

            (b) The Administrative Agent may assign its right to receive compensation for the performance of all or any part of the services set forth in
Article II, including without limitation, the establishment and maintenance of the Ledgers and the preparation of the Draft Accounts.

            (c) Without limiting the foregoing, any Person who shall become a successor by assignment or otherwise of any party hereto shall be required as a condition to the effectiveness of any such assignment or other arrangement to become a party to this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

      Section 9.01 NOTICES. All notices, consents, directions, approvals, instructions, requests and other communications required or permitted by this Agreement to be given to any Person shall be in writing, and any such notice shall become effective ten (10) days after being deposited in the mails, certified or registered, return receipt requested, with appropriate postage prepaid for first class mail, or if delivered by hand or courier service or in the form of a facsimile, when received (and, in the case of a facsimile, receipt of such facsimile is confirmed to the sender), and shall be directed to the address or facsimile number of such Person set forth below:

                  If to the Issuer and the other Issuer Group Members, to:

                  Lease Investment Flight Trust
                  c/o Wilmington Trust Company
                  1100 North Market Street
                  Rodney Square North
                  Wilmington, Delaware 19890
                  Attention:  Corporate Trust Administrator
                  Fax: (302) 651-8882

         with copies to:

                           Phoenix American Financial Services, Inc.
                           2401 Kerner Boulevard
                           San Rafael, CA 94901
                           Fax:  (415) 485-4522
                           Attention: Financial Services Division

                           and

                           Joseph E. Francht, Jr.
                           18 Devon Drive
                           New Hope, PA 18938
                           Fax: (215)862-8235

                           and

                           Jonathan M. Schofield
                           7640 Kincheloe Rd.
                           Clifton, VA 20124
                           Fax: (703)803-3587

                           and

                           David  H.  Treitel
                           90 Park Avenue
                           New York, NY 10016
                           Fax: (212)986-1825
         if to the Administrative Agent, to:

                           Phoenix American Financial Services, Inc.
                           2401 Kerner Boulevard
                           San Rafael, CA 94901
                           Fax: (415) 485-4522
                           Attention: Financial Services Division

         if to the Trustee or the Security Trustee, to:

               Bankers Trust Company
               Four Albany Street, 10th Floor
               New York, NY 10006
               Attention: Corporate Trust and Agency Services-Structured Finance
               Fax: (212) 250-6439

      From time to time any party to such agreement may designate a new address or number for purposes of notice thereunder by notice to each of the other parties thereto.

      Section 9.02 GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

      Section 9.03 JURISDICTION. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.01 shall be deemed effective service of process on such party.

      Section 9.04 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      Section 9.05 COUNTERPARTS; THIRD PARTY BENEFICIARIES. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

      Section 9.06 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

      Section 9.07 TABLE OF CONTENTS; HEADINGS. The table of contents and headings of the various articles, sections and other subdivisions of such agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of such agreement.

      Section 9.08 AMENDMENTS. This Agreement may not be amended, supplemented of otherwise modified except in a writing executed by all parties hereto, provided that the Administrative Agent, the Security Trustee and the Trustee may amend, supplement of otherwise modify this Agreement to alter the Bank Account Management Services without the consent of, or the execution of any writing by, the Issuer or any other Issuer Group Member. To the extent that so doing would, directly or indirectly, affect the Servicer's rights, obligations or liabilities (or potential liabilities) under the Servicing Agreement, this Agreement may not be amended to alter the scope of Issuer Group Services in any material respect without the consent of the Servicer (such consent not to be unreasonably withheld or delayed). Prior to the execution of any such amendment, supplement or modification, the Security Trustee and the Trustee shall be entitled to receive an Officer's Certificate to the effect that all conditions precedent to such amendment, modification or supplement, if any, have been satisfied.

      Section 9.09 NO PARTNERSHIP. (a) It is expressly recognized and acknowledged that this Agreement is not intended to create a partnership, joint venture or other similar arrangement between any Issuer Group Member or Members on the one part and the Administrative Agent on the other part. It is also expressly understood that any actions taken on behalf of any Issuer Group Member by the Administrative Agent shall be taken as agent for such Issuer Group Member, either naming the relevant Issuer Group Member, or naming the Administrative Agent as agent for an undisclosed principal. No Issuer Group Member shall hold itself out as a partner of the Administrative Agent, and the Administrative Agent will not hold itself out as a partner of any Issuer Group Member.

            (b) The Administrative Agent shall not have any fiduciary duty or other implied obligations or duties to any Issuer Group Member, any Lessee or any other Person arising out of this Agreement.

      Section 9.10 CONCERNING THE SECURITY TRUSTEE AND THE TRUSTEE. In respect of the Security Trustee's and Trustee's performance of appointing the Administrative Agent to provide the Bank Account Management Services, the Security Trustee and the Trustee shall be afforded all of the rights, protections, immunities and indemnities contained in the Security Trust

Agreement and the Indenture, respectively, as if such rights, protections, immunities and indemnities were specifically set forth herein. It is expressly understood and agreed that neither the Security Trustee nor the Trustee shall have any liability in respect of the appointment, performance or nonperformance of the Administrative Agent, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under such parties.

      Section 9.11 RESTRICTIONS ON DISCLOSURE. The Administrative Agent agrees that it shall not, prior to the termination or expiration of this Agreement or within the three (3) years after such termination or expiration, disclose to any Person any information stated in writing by an Issuer Group Member or the Servicer to be confidential or proprietary, whether of a technical, financial, commercial or other nature, received directly or indirectly from the Issuer Group or the Servicer regarding the Issuer Group or the Servicer or their respective businesses or the Aircraft.

      Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Administrative Agent from sources other than an Issuer Group Member or the Servicer, (ii) disclosure of any and all information (A) if required to do so by any Applicable Law, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Administrative Agent's business or that of its affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent or an affiliate or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by this Agreement approved in advance by any Issuer Group Member or (E) to any affiliate, independent or internal auditor, agent, employee or attorney of the Administrative Agent having a need to know the same, provided that the Administrative Agent advises such recipient of the confidential nature of the information being disclosed, or
(iii) any other disclosure authorized by any Issuer Group Member or the Servicer.

      Section 9.12 POWER OF ATTORNEY. The Issuer shall, and shall cause each other Issuer Group Member, to appoint the Administrative Agent and its successors, and its permitted designees and assigns, as their true and lawful attorney-in-fact pursuant to the form of Power of Attorney attached as Schedule 2 to this Agreement (with such modifications as are necessary under the laws of the jurisdictions in which such Persons are organized). The Administrative Agent shall be entitled to seek and obtain from the Issuer (and/or any other Issuer Group Member as appropriate) a power of attorney in respect of the execution of any specific action as the Administrative Agent requests which is required in connection with the Administrative Services.

                  IN WITNESS WHEREOF, this Agreement has been duly executed on the date first written above.

                                    LEASE INVESTMENT FLIGHT TRUST,
                                     By Wilmington Trust Company,
                                     not in its individual capacity but
                                     solely as the Owner Trustee


                                    By:  /s/ KATHLEEN A. PEDELINI
                                       -----------------------------------------
                                       Name:  Kathleen A. Pedelini
                                       Title:  Administrative Account Manager



                                    LIFT TRUST - SUB 1,
                                     By Wilmington Trust Company,
                                     not in its individual capacity but
                                     solely as the owner trustee


                                    By:  /s/ KATHLEEN A. PEDELINI
                                       -----------------------------------------
                                       Name:  Kathleen A. Pedelini
                                       Title:  Administrative Account Manager



                                    BANKERS TRUST COMPANY,
                                    as the Operaing Bank and thet
                                    Security Trustee


                                    By:  /s/ EILEEN HUGHES
                                       -----------------------------------------
                                       Name:  Eileen Hughes
                                       Title:  Vice President


                                    PHOENIX AMERICAN FINANCIAL SERVICES, INC.


                                    By:  /s/ JOSEPH HORGAN
                                       -----------------------------------------
                                       Name:  Joseph Horgan
                                       Title:  AVP

                                    LIFT CEA CHINA, LLC

                                    By:  LIFT Trust-Sub 1, as member

                                    By:  Wilmington Trust Company, not in its
                                    individual capacity but solely as the owner
                                    trustee


                                    By  /s/ KATHLEEN A. PEDELINI
                                      ------------------------------------------
                                      Name:  Kathleen A. Pedelini
                                      Title:  Administrative Account Manager

                                    LIFT CANADA, LLC

                                    By:  LIFT Trust-Sub 1, as member

                                    By:  Wilmington Trust Company, not in its
                                    individual capacity but solely as the owner
                                    trustee


                                    By  /s/  KATHLEEN A. PEDELINI
                                      ------------------------------------------
                                      Name:  Kathleen A. Pedelini
                                      Title:  Administrative Account Manager

                                    LIFT GF UK, LLC

                                    By:  LIFT Trust-Sub 1, as member

                                    By:  Wilmington Trust Company, not in its
                                    individual capacity but solely as the owner
                                    trustee


                                    By  /s/  KATHLEEN A. PEDELINI
                                      ------------------------------------------
                                      Name:  Kathleen A. Pedelini
                                      Title:  Administrative Account Manager

                                    LIFT ARIZONA, LLC

                                    By:  LIFT Trust-Sub 1, as member

                                    By:  Wilmington Trust Company, not in its
                                    individual capacity but solely as the owner
                                    trustee


                                    By  /s/  KATHLEEN A. PEDELINI
                                      ------------------------------------------
                                      Name:  Kathleen A. Pedelini
                                      Title:  Administrative Account Manager

                                    LIFT MISSOURI, LLC

                                    By:  LIFT Trust-Sub 1, as member

                                    By:  Wilmington Trust Company, not in its
                                    individual capacity but solely as the owner
                                    trustee


                                    By  /s/  KATHLEEN A. PEDELINI
                                      ------------------------------------------
                                      Name:  Kathleen A. Pedelini
                                      Title:  Administrative Account Manager

                                    LIFT A2K UK, LLC

                                    By:  LIFT Trust-Sub 1, as member

                                    By:  Wilmington Trust Company, not in its
                                    individual capacity but solely as the owner
                                    trustee


                                    By  /s/  KATHLEEN A. PEDELINI
                                      ------------------------------------------
                                      Name:  Kathleen A. Pedelini
                                      Title:  Administrative Account Manager

                                    MD82 AIRCRAFT LEASING I CORPORATION

                                    By  /s/ DAVID TREITEL
                                      ------------------------------------------
                                      Name:  David Treitel
                                      Title:  President

                                    MD82 AIRCRAFT LEASING II CORPORATION

                                    By  /s/ DAVID TREITEL
                                      ------------------------------------------
                                      Name:  David Treitel
                                      Title:  President

                                    MD82 AIRCRAFT LEASING III CORPORATION

                                    By  /s/ DAVID TREITEL
                                      ------------------------------------------
                                      Name:  David Treitel
                                      Title:  President

                                    A320 AIRCRAFT LEASING IX CORPORATION

                                    By  /s/ DAVID TREITEL
                                      ------------------------------------------
                                      Name:  David Treitel
                                      Title:  President

                                    A320 AIRCRAFT LEASING X CORPORATION

                                    By  /s/ DAVID TREITEL
                                      ------------------------------------------
                                      Name:  David Treitel
                                      Title:  President

                                                                      SCHEDULE 1

                                    ACCOUNTS



ACCOUNT NAME                           ACCOUNT NUMBER
--------------------------------------------------------------------------------

LIFT LESSEE FUND   AIR 2000 29618                           32006
                                            ------------------------------------
LIFT LESSEE FUND   AMERICA WEST 23384                       32007
                                            ------------------------------------
LIFT LESSEE FUND   ASIANA AIRLINES 24469                    32008
                                            ------------------------------------
LIFT LESSEE FUND   CHINA EASTERN 1093                       32009
                                            ------------------------------------
LIFT LESSEE FUND   CHINA EASTERN 1108                       32010
                                            ------------------------------------
LIFT LESSEE FUND   CHINA EASTERN 49511                      32011
                                            ------------------------------------
LIFT LESSEE FUND   CHINA EASTERN 49513                      32012
                                            ------------------------------------
LIFT LESSEE FUND   CHINA EASTERN 49515                      32013
                                            ------------------------------------
LIFT LESSEE FUND   EASYJET 29338                            32014
                                            ------------------------------------
LIFT LESSEE FUND   GARUDA 24512                             32015
                                            ------------------------------------
LIFT LESSEE FUND   KOREAN AIRLINES 48523                    32022
                                            ------------------------------------
LIFT LESSEE FUND   MALAYSIAN AIRLINES 28427                 32023
                                            ------------------------------------
LIFT LESSEE FUND   NOUVELAIR 53147                          32024
                                            ------------------------------------
LIFT LESSEE FUND   PEGASUS 28628                            32025
                                            ------------------------------------
LIFT LESSEE FUND   RIO SUL 28565                            32026
                                            ------------------------------------
LIFT LESSEE FUND   ROYAL AIR MAROC 28592                    32027
                                            ------------------------------------
LIFT LESSEE FUND   SPANAIR 49501                            32028
                                            ------------------------------------
LIFT LESSEE FUND   SPANAIR 49507                            32029
                                            ------------------------------------
LIFT LESSEE FUND   SPANAIR 49509                            32030
                                            ------------------------------------

                                                                              46

LIFT LESSEE FUND   SPANAIR 49519                            32031
                                            ------------------------------------
LIFT LESSEE FUND   VARIG 28584                              32032
                                            ------------------------------------
LIFT LESSEE FUND   VARIG 28671                              32033
                                            ------------------------------------


                                                   Bankers Trust Company NY
                                                      ABA #: 021-001-033
                                                     Account #: 00412-996
                                          Account Name: BTCO as Security Trustee
                                               for LIFT-LIFT Rental Account
LIFT RENTAL ACCT (DDA Account)                Reference: LIFT-[lessee][serial#]
                                            ------------------------------------
LIFT RENTAL ACCT - SUSPENSE                                 32034
                                            ------------------------------------
LIFT COLLECTIONS ACCT                                       32035
                                            ------------------------------------
LIFT BRIDGE NOTE ACCT                                       32036
                                            ------------------------------------
LIFT EXPENSE ACCT                                           32037
                                            ------------------------------------
LIFT NOTE ACCT CLASS A1                                     32038
                                            ------------------------------------
LIFT NOTE ACCT CLASS A2                                     32039
                                            ------------------------------------
LIFT NOTE ACCT CLASS A3                                     32040
                                            ------------------------------------
LIFT NOTE ACCT CLASS B-1                                    32041
                                            ------------------------------------
LIFT NOTE ACCT CLASS C-1                                    32042
                                            ------------------------------------
LIFT NOTE ACCT CLASS D-1                                    32043
                                            ------------------------------------
LIFT OWNER TRUSTEE ACCT                                     32044
                                            ------------------------------------


                                                                      SCHEDULE 2

                              ISSUER GROUP SERVICES

                                POWER OF ATTORNEY

                                       OF

                                    [GRANTOR]

                  WHEREAS [GRANTOR], having its [registered] office at [insert address] (hereinafter called the "Grantor") desires to appoint PHOENIX AMERICAN FINANCIAL SERVICES, INC. having its office at ________________ (the "Attorney") as the true and lawful attorney of the Grantor for and in the name of and on behalf of the Grantor in such Attorney's absolute discretion to execute each and every Requisite Document and Requisite Act as defined below and do all or any of the acts or things hereinafter mentioned.

                  KNOW ALL MEN BY THESE PRESENTS that in consideration for the mutual promises and benefits set forth in the Administrative Agency Agreement (defined below) the Grantor does hereby make, constitute and irrevocably and unconditionally appoint for the period (the "Term") as and from the date hereof until termination or expiry of the Administrative Agency Agreement between the Grantor, other Issuer Group Members, Bankers Trust Company and the Attorney, dated as of June 26, 2001 (the "Administrative Agency Agreement") in accordance with its terms the Attorney as a true and lawful attorney of the Grantor for and in the name of and on behalf of the Grantor with absolute discretion to exercise, do, execute and/or deliver all or any of the acts, documents and things hereinafter mentioned that in to say:

                  1. To negotiate, approve, settle the terms of, agree, make, sign, execute (whether under hand or seal) and deliver all deeds, agreements, documents, commitments, arrangements, instruments, applications, oaths, affidavits, declarations, notices, confirmations, certificates, approvals, acceptances, deliveries and to do all other acts, matters and things whatsoever which are in each case necessary or desirable for the Attorney to do for and on behalf of the Grantor in respect of the provision of the Issuer Group Services (as defined in and contemplated by the Administrative Agency Agreement) (each such document a "Requisite Document" and each such act a "Requisite Act").

                  2. To make such amendments, modifications and variations to the Requisite Documents and to enter into ancillary documentation in respect thereof, all on such terms as any such Attorney may, in its sole discretion, determine from time to time for and on behalf of the Grantor; and to make, give, sign, execute and do all things including, without limitation, any material acts which may be necessary in order to effect the terms of such Requisite Documents or in connection with the making, signature, executions and delivery of the Requisite Documents or any other documents required to be executed by the Grantor in connection therewith or the performance of any acts, matters and things contemplated thereby or by the Requisite Acts as may be necessary in accordance with the provision of the Issuer Group Services.

                  3. To nominate and appoint one or more substitutes as attorney or attorneys under it for all and any of the purposes aforesaid and the appointment of same with liberty to revoke.

                  4. To acknowledge this Power of Attorney as the act and deed of the Grantor and generally to do all other acts which may be necessary and desirable for carrying the purpose of this Power of Attorney into effect.

                  IT IS HEREBY DECLARED THAT: -

                        (A) The Grantor hereby ratifies and confirms and agrees to ratify and confirm whatsoever any Attorney shall do or cause to be done in, or by virtue of this Power of Attorney as long an such act is not inconsistent with the terms of the Administrative Agency Agreement or this Power of Attorney or in violation of Applicable Law.

                        (B) This Power of Attorney shall be irrevocable for the Term and at all times both before and after the Term shall be conclusive and binding upon the Grantor and no person or corporation having dealings with any Attorney under this Power of Attorney shall be under any obligation to make any inquiries as to whether or not this Power of Attorney has been revoked and all acts hereunder shall be valid and binding on the Grantor unless express notice of its revocation shall have been received by such person or corporation.

                        (C) Subject to the provisions of the Administrative Agency Agreement the Grantor unconditionally undertakes to indemnify and keep indemnified each Attorney and his agents, and their respective successors and estates, against all actions, proceedings, claims, costs, expenses and liabilities of whatsoever nature arising from the exercise or purported exercise in good faith of any of the powers conferred on each Attorney by this Power of Attorney.

                        (D) The particular powers enumerated above shall be given the widest interpretation.

                        (E) THIS POWER OF ATTORNEY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF the Grantor has caused this Power of Attorney duly executed by the Grantor this ____ day of [ ], 2001.


                  SIGNED BY: ________________
                  For and on behalf of
                  [GRANTOR]
                  in the presence of: